UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 16, 2006

CHAPEAU, INC.
(Exact name of registrant as specified in its charter)

Utah	033-01289-D	87-0431831
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Greg Street, Sparks, Nevada 89431
(Address of principal executive offices)

Registrant’s telephone number, including area code: (916) 939-8700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On January 16, 2006, Chapeau, Inc., a Utah corporation (“Chapeau”) entered into a Strategic Alliance Agreement (“Agreement”) with Cummins West, Inc. (‘CWI”) for purposes of developing continuous duty combined heat and power (CHP) and tri-generation products modeled within the Lean-One® CHP Module brand which will now include the additional title, “Powered by Cummins.” The Agreement provides for joint marketing, sales, training and engineering activities between Chapeau and CWI, as specified in the Agreement. Among other things, under the terms of the Agreement, Chapeau and CWI will jointly market the Lean-One® CHP Modules—”Powered by Cummins” in both diesel and natural gas iterations with initial emphasis in the hospitality, healthcare, food processing and manufacturing industry sectors. It is further contemplated that the joint marketing effort will focus preliminarily on projects utilizing Chapeau’s build, own, operate, and maintain strategic model incorporating discount energy purchase agreements throughout all areas encompassed within CWI’s service territory as defined between CWI and Cummins, Inc. for cogeneration and tri-generation purposes. Additionally, both Chapeau and CWI desire to share CWI’s service and maintenance expertise servicing Lean-One® CHP Modules integrated with Cummins, Inc. products with other Cummins Inc. service and maintenance dealers worldwide.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2006	CHAPEAU, INC.
(Registrant)

	By:	/s/ Guy A. Archbold
Guy A. Archbold
Chief Executive Officer